Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-234187 and 333-207629) and S-8 (Nos. 333-253537 and 333-191519) of RE/MAX, Holdings, Inc. of our report dated June 2, 2021 with respect to the consolidated financial statements of Polzler & Schneider Holdings Corporation and subsidiaries, which appears in this Current Report on Form 8-K/A dated October 6, 2021.

/s/ Peterson, Whitaker & Bjork, LLC

Plymouth, Minnesota

October 6, 2021